Press Release	Source: Ventures-National Inc. Dba Titan General Holdings

Ventures-National Inc. d.b.a. Titan General Holdings Announces Acquisition of Oblio Telecom, Inc., a Prepaid Telephone Products Distributor
Friday August 12, 5:28 pm ET

Oblio Telecom, Inc. Becomes Wholly Owned Subsidiary of Ventures-National Inc.

FREMONT, Calif.--(BUSINESS WIRE)--Aug. 12, 2005--Ventures-National Inc. d.b.a. Titan General Holdings Inc. ("Titan") (OTCBB:TTGH - News) announced that today Titan acquired 100% of the outstanding common stock of Oblio Telecom, Inc., from Farwell Equity Partners, LLC, a Delaware limited liability company ("Farwell"), its affiliate. David Marks, Titan's Chairman, is the managing member of Farwell.

Oblio is engaged in the creation, marketing, and distribution of prepaid telephone products for the wire line and wireless markets and other related activities. For the fiscal years ended December 31, 2004 and 2003, Oblio generated revenues of approximately $146,873,000 and $163,662,000, respectively. Its net income for those periods was $10,588,567 and $13,625,408, respectively.

On July 29, 2005, Titan and Farwell announced it entered into a material agreement ("Agreement") with Oblio Telecom, Inc., a wholly owned subsidiary of Farwell, and Oblio Telecom L.L.P., a Texas limited liability partnership ("Oblio"), and Sammy Jibrin and Radu Achiriloaie, ("Sellers") the sole owners of Oblio. The Agreement provided for the acquisition by Oblio Telecom, Inc.'s of substantially all of Oblio's assets for total consideration of $30,500,000 and other material conditions summarized as follows:

1. $19,000,000 in cash less closing adjustments.

2. $2,500,000 in note financing to the Sellers.

3. $9,000,000 in Oblio's preferred stock issued to the Sellers and convertible into Titan's Common stock at $1.50 per share with a term of three years.

4. Issuance to the Sellers of 375,000 common shares of Titan.

5. The Sellers' completion of multi year employment agreements which provide, among other things, for bonuses based on performance and standard non-compete provisions.

Farwell formed and funded Oblio Telecom, Inc., with its own capital. Its paid in capital is now consolidated into Titan's shareholder equity. Farwell substantially financed the transaction with acquisition financing and financing for ongoing business needs from CapitalSource Finance LLC, ("Capital Source"), www.capitalsource.com, in the total amount of $26,400,000.

Titan lacked the financial wherewithal to complete this acquisition on its own. An integral part of the transaction between Oblio Telecom, Inc. and Capital Source was delivery by Farwell to Capital Source of securities it owns with a current market value as of August 10, 2005 of $12.6m as collateral. Until and unless the related CapitalSource financing is repaid, Farwell's securities are collaterally at risk.

The Agreement provided for Titan's acquisition of 100% of the outstanding stock of Oblio Telecom, Inc. on the following terms:

1. Issuance by Titan of 500,000 common shares to Kurt Jensen, its consultant in connection with the transaction.

2. Pledge as additional collateral of 1,250,000 common shares of Titan to an affiliate of Capital Source.

3. Issuance by Titan of 125,000 common shares to Capital Solutions Group, LLC, Oblio's financing adviser.

4. Issuance by Titan to Farwell of 66,000,000 common shares.

After the closing, Titan had approximately 102,000,000 common shares outstanding. Of this total, approximately 86,000,000 are either owned by or under the control of Farwell, David Marks, or their affiliates and all such common shares are subject to various restrictions which preclude open market sales.

In connection with this transaction, the Board of Directors of Titan retained VFinance Investments Inc. ("VFinance") to provide a fairness opinion given the related nature of the principals of Titan and Farwell. According to VFinance Investments, Inc., the consideration paid to Farwell was within the range of VFinance's observations. VFinance's analysis considered the enterprise value obtained by Titan and the loans made to Oblio Telecom, Inc. but collateralized in part by Farwell. VFinance's report is an exhibit to Titan's 8-k.

"Frank Crivello and I are shareholders of Titan. We worked hard for many months to find the right strategic acquisition for Titan that fits synergistically, reflects a solid value for our shareholders, and provides Titan with greater scale. The Oblio acquisition achieves all of these goals. Capital Source is a smart and reasonable financing partner. On behalf of all of Titan's shareholders, we thank them for their support and this financing. As Titan now has scale, we are exploring other equity financing opportunities and options to list Titan on a major exchange," said David Marks, Titan chairman.

"Sammy Jibrin and Radu Achiriloaie, Oblio's owners, have been highly successful and have agreed to continue with the new Titan subsidiary in similar roles. We have great respect for this management team. With strategic and capital support, this team is uniquely qualified to grow the Oblio unit organically and through acquisitions," said Frank Crivello, Farwell's member.

"Radu and I are excited to work with the entire Titan team. While Radu and I have enjoyed great success building Oblio over the last nine years, we concluded that our business had grown to a scale that it required specialized management and organization. As well, to continue our growth, a publicly traded company provides the right platform to support M&A and organic growth. We and our Titan team will continue to build Oblio," said Sammy Jibrin, CEO Oblio Telecom, Inc.

About Ventures National Inc. d.b.a. Titan General Holdings Inc. ("TTGH"): TTGH, www.titanpcb.com, operates through three divisions -- Oblio Telecom, Inc., Titan PCB East, Inc. and Titan PCB West, Inc., (collectively, "Titan PCB"). Oblio is engaged in the creation, marketing, and distribution of prepaid telephone products for the wire line and wireless markets and other related activities. Titan PCB is a printed circuit board manufacturer providing competitively priced time-sensitive, quality products to the commercial and military electronics markets. Titan PCB offers high layer count, fine line production of rigid, rigid-flex and flex PCBs. Titan PCB targets quick turn and standard delivery needs from prototype, pre-production through production, using various standard and advanced materials. Titan PCB combines the strengths of its design for manufacturing (DFM), repetitive quality and supportive customer service with an extremely cost effective pricing structure. With this competitive edge, Titan PCB is not only a reliable resource for all printed circuit board requirements but also a technical source unmatched in today's PCB supply chain.

Safe Harbor Statement Under the Private Securities Litigation Act of 1995 - With the exception of historical information, the matters discussed in this press release are forward-looking statements that involve a number of risks and uncertainties. The actual future results of TTGH could differ significantly from those statements. Factors that could cause actual results to differ materially include risks and uncertainties such as the inability to finance the company's operations or expansion, inability to hire and retain qualified personnel, changes in the general economic climate, including rising interest rate and unanticipated events such as terrorist activities. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "expect," "plan," "anticipate," "believe," "estimate," "predict," "potential" or "continue," the negative of such terms, or other comparable terminology. These statements are only predictions. Although we believe that the expectations reflected in the forward-looking statements are reasonable, such statements should not be regarded as a representation by the Company, or any other person, that such forward-looking statements will be achieved. We undertake no duty to update any of the forward-looking statements, whether as a result of new information, future events or otherwise. In light of the foregoing, readers are cautioned not to place undue reliance on such forward-looking statements. For further risk factors see the risk factors associated with our Company, review our SEC filings.

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